Exhibit 99.1

Analyst Contact:	Greg Slome
Sparton Corporation
Email: gslome@sparton.com
Office: (847) 762-5812

Media Contact:	Mike Osborne
Sparton Corporation
Email: mosborne@sparton.com
Office: (847) 762-5814

Investor Contact:	John Nesbett/Jennifer Belodeau
Institutional Marketing Services
Email: jnesbett@institutionalms.com
Office: (203) 972-9200

FOR IMMEDIATE RELEASE

Sparton Completes Acquisition of Delphi Medical Systems Contract

Manufacturing Business

–	Acquisition Expected to Add $32 Million in Annual Revenue

–	Provides Geographic Presence in Western U.S.

SCHAUMBURG, Illinois – August 9, 2010 – Sparton Corporation (NYSE: SPA), a supplier of complex and reliable electronic and electro-mechanical products, sub-assemblies and related services to the highly regulated Medical, Defense & Security, and Aerospace markets announces that on August 6, 2010 its wholly owned subsidiary, Sparton Medical Systems Colorado, LLC, completed its previously announced acquisition of certain assets related to the contract manufacturing business of Delphi Medical Systems, LLC (“Delphi Medical”). The all-cash transaction is valued at approximately $8.0 million.

The acquisition of certain assets of Delphi Medical, located near Denver, Colorado, provides Sparton with immediate entry into the Therapeutic Device Market, and is expected to add $32 million in projected annual revenue from a new and diversified customer base. Delphi Medical primarily manufactures OEM medical devices including blood separation equipment, spinal surgery products and 3-D eye mapping devices. The company also provides engineering and manufacturing support to a market-leading environmental sensor company whose markets include meteorology, weather critical operations and controlled environment applications.

Cary Wood, President & CEO of Sparton stated, “This acquisition marks our company’s developmental shift from preservation and turnaround mode to a focus on strategic growth. In selecting Delphi Medical, we identified synergistic operational opportunities across all of Sparton’s existing business units and we believe this is an appropriate inaugural acquisition as we implement our growth strategy.

“The addition of this business meets the criteria of our growth strategy by providing expansion into the therapeutic device market, diversifying our customer base and expanding our geographic reach into the western United States. We expect the integration of Delphi Medical’s operations will also strengthen our business development efforts, adding West Coast coverage and bringing existing manufacturing representative agreements.

“Sparton has worked hard during the last year and a half to embrace operational and financial improvements focused on Sparton’s return to profitability. We look forward to the timely integration of Delphi Medical and expect this new addition to provide increased shareholder value,” Mr. Wood concluded.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 110th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, and field service. The primary markets served are in the Medical Device, Defense & Security Systems, and Electronic Manufacturing Services industries. Headquartered in Schaumburg, IL, Sparton currently has five manufacturing locations worldwide. Sparton’s Web site may be accessed at http://www.sparton.com.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the Securities and Exchange Commission (SEC). The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10K and Form 10Q. Sparton assumes no obligation to update the forward-looking information contained in this press release.

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